PARENT CO. OF DIGITAL ADVERTISING TECH PROVIDER ADVANTAGE NETWORKS ACQUIRES TRAVORA MEDIA

Both will Operate as Subsidiaries Under Parent Company, MediaShift, Creating one of the Largest On-the-Go Audience Platforms

Glendale, Calif. – Feb. 11, 2013 – JMG Exploration, Inc. (OTCBB: JMGE), soon to be renamed MediaShift, Inc., has completed its second acquisition in the digital advertising space by acquiring Travora Media, a leading travel ad network. MediaShift will be leveraging the ad technology of AdVantage Networks, a wholly-owned subsidiary, to enhance Travora’s offerings with more robust tech-based solutions for advertisers and publishers. An initial focus will be on enhancing data profiles to allow for deeper audience segmentation and richer data insights. With over 30 million unique visitors per month, Travora and AdVantage Networks will offer advertisers one of the largest audience platforms targeting on-the-go consumers.

AdVantage Networks enables operators of private Internet networks to monetize their audiences through one of the fastest growing distributed ad technology platforms in the world. AdVantage Networks expects to deploy its technology through hotels and airports across North America and other key global destinations in 2013.  “Demand for private Internet networks among major enterprise, such as hotels and airports, is exploding. People want wireless access everywhere, especially when traveling, which is a financial burden for network owners. Through Travora and AdVantage we are allowing brands access to this desirable audience while providing a revenue opportunity for network owners,” said David Grant, CEO of MediaShift.

The acquisition of Travora is expected to accelerate MediaShift’s growth strategy by adding an established publishing network, advertiser and agency relationships, and an experienced ad sales and ad operations team. Travora represents over 300 established travel brands across desktop, tablet, and mobile platforms, including Fodor’s, Viator, and Vayama. Travora achieved revenues of approximately $13.0 million in 2011. “We’re building the largest last-mile ad platform with a massive install base. By leveraging the technology and infrastructure of Travora and AdVantage, we intend to drive higher performance and data insights for advertisers, publishers, and Internet network providers,” commented Brendon Kensel, President of MediaShift.

Advertisers, publishers, and Internet network providers benefit from MediaShift’s technologies and relationships through AdVantage Networks and Travora. The company expects significant benefits to include:

Advertisers:

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IAB “viewable” impression standard available across network

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Access to travelers across all points in the travel lifecycle – from trip planning and booking, to the airport, in-room, and on-the-go

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Highly segmented rich data profiles for unprecedented audience segmentation to better identify intent

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Drive performance across mobile, tablets, and desktop environments

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Data insights into publisher performance

Publishers:

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Focused publisher monetization through dedicated teams and differentiated technology

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New opportunities to distribute content to a scaled travel audience

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Sharing of audience insights based on user interests

Internet Network Providers:

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Monetize private Internet network whether Wi-Fi or wired

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Innovative products such as web and mobile landing pages for premium ad inventory

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Behavioral insights from rich-data profiles

To learn more visit: www.mediashift.com.

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About MediaShift

MediaShift is a digital advertising technology company that monetizes private Internet networks while offering advertisers access to one of the fastest growing audience platforms targeting on-the-go consumers. Through AdVantage Networks, a wholly-owned subsidiary, patented technology enables operators of private Internet networks to monetize their audiences through the fastest growing distributed ad technology platform in the world. Through Travora, another wholly-owned subsidiary, advertisers can access one of the largest travel ad networks and leverage rich data profiles for exceptional audience segmentation, across multiple devices, while gaining unmatched data insights.

Media Contacts:

Nicole Jordan

nicole@radixcollective.com

(310) 988-9157